THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR BY ANY STATE SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY.

RULE 506 SUBSCRIPTION AGREEMENT

THIS AGREEMENT is made effective as of the 6th day of November, 2003.

BETWEEN:
        THE SUBSCRIBER LISTED ON THE EXECUTION PAGE
TO THIS AGREEMENT

(hereinafter called the "Subscriber")

OF THE FIRST PART

AND:
HOUSE OF BRUSSELS CHOCOLATES INC.,
a Nevada corporation

(hereinafter called the "Company")

OF THE SECOND PART

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	DEFINITIONS

1.1          The following terms will have the following meanings for all purposes of this Agreement.

(a)	"Agreement" shall mean this Agreement, and all schedules and amendments to in the Agreement.

(b)	"Common Stock" means the Common Stock of the Company without par value.

(c)	"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

(d)	"Subscriber" shall mean the Subscriber executing the signature page to this Agreement.

(e)	"Offering" shall mean the offering of up to 909,090 Units by the Company.

(f)	"Purchase Price" means the purchase price payable by the Subscriber to the Company in consideration for the purchase and sale of the Units in accordance with Section 2.1 of this Agreement.

(g)	"SEC" shall mean the United States Securities and Exchange Commission.

(h)	"Securities Act" shall mean the United States Securities Act of 1933, as amended.

(i)	"Shares" means those Common Stock to be purchased by the Subscriber and comprising a portion of the Units;

(j)	"Unit" means a unit consisting of one (1) Share and one (1) Warrant;

(k)
"Warrant" means one share purchase warrant entitling the Holder to purchase one common share of the Company at a price of $0.65 US per share during the period from November 6, 2004 to November 6, 2007;

(l)	"Warrant Shares" means the Common Stock issuable upon exercise of the Warrants;

1.2          The following schedules are attached to and form part of this Agreement:

Schedule A British Columbia Definition of Accredited Investor

1.3          All dollar amounts referred to in this agreement are in United States funds, unless expressly stated otherwise.

2.	PURCHASE AND SALE OF UNITS

2.1 Subject to the terms and conditions of this Agreement, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units as is set forth upon the signature page hereof at a price equal to $0.55 US per Unit. Upon execution, the subscription by the Subscriber will be irrevocable.

2.2          The Subscriber will complete the purchase of the Shares by delivering to the Company the following concurrently with the execution and delivery of this Subscription Agreement:

(A)	payment of the Purchase Price by cheque, bank draft of cashier's cheque payable to the Company or a wire transfer sent to the Company's bank account; and

(B)	the Accredited Investor Questionnaire Form, in the form delivered by the Company to the Subscriber.

2.3          Upon execution by the Company, the Company agrees to sell such Units to the Subscriber for the Purchase Price subject to the Company's right to sell to the Subscriber such lesser number of Units as it may, in its sole discretion, deem necessary or desirable.

2.4          Any acceptance by the Company of the Subscription is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber.

2.5          Pending acceptance of this subscription by the Company, all funds paid by the Subscriber shall be deposited by the Company and immediately available to the Company for its corporate purposes. In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company.

2.6          The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Agreement to the Subscriber's address indicated on the signature page of this Agreement.

2.7          The Subscriber acknowledges and agrees that the subscription for the Units and the Company's acceptance of the subscription is not subject to any minimum subscription for the Offering.

3.	RESTRICTED SHARE AGREEMENTS OF THE SUBSCRIBER

3.1          The Subscriber represents and warrants to the Company that the Subscriber is an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act by virtue of satisfying one or more of the following categories (please place an "X" on each appropriate box):

☐  Category 1. Any director or executive officer of the Company;

☐  Category 2. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase, exceeds $1,000,000;

☐  Category 3. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

☐  Category 4. Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Category 5. Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐  Category 6. Any bank as defined in Section 3(a)(2) of the 1933 Act, or any savings and loan association or other institution as defined in Section 3(a)(5)A of the 1933 Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the 1934 Act; any insurance company as defined in Section 2(13) of the 1933 Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the 1933 Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivision, for the benefit of its employees if such plan has total assets in excess of $5,000,000; and an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of said Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐  Category 7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the 1933 Act;

☐  Category 8. Any self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act; or

☐  Category 9. Any entity in which all of the equity owners are accredited investors;

3.2          The Subscriber acknowledges that the Shares are "restricted securities" within the meaning of the Securities Act and will be issued to the Subscriber in accordance with an exemption of the registration requirements of the Securities Act provided by Rule 506 of Regulation D of the Securities Act based on the representations and warranties of the Subscriber in this Agreement.

3.3          The Subscriber acknowledges and agrees that the Company will not grant to the Subscriber any rights to cause the resale or re-offer of the Shares to be registered pursuant to the 1933 Act, except as set forth in Section 3.6 of this Agreement.

3.4          The Subscriber agrees to resell the Shares pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act.

3.5          The Subscriber acknowledges and agrees that all certificates representing the Shares will be "restricted securities" under the 1933 Act and will be endorsed with the following legend in accordance with Regulation D of the Act or such similar legend as deemed advisable by the lawyers for the Subscriber to ensure compliance with the 1933 Act:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

3.6          The Company agrees that if the Company proposes to register (including a registration effected by the Company for shareholders other than the subscribers for the Offering) certain Common Stock under the Securities Act in connection with a public offering of such securities solely for cash (other than a registration relating solely for the sale of securities to participants in a Company stock plan or a registration on Form S-4 promulgated under the Securities Act or any successor or similar form registering stock issuable upon a reclassification, upon a business combination involving an exchange of securities or upon an exchange offer for securities of the issuer or another entity), then the Company shall, at such time, promptly give the Subscriber written notice of such registration (a "Piggyback Registration Statement"). Upon receipt of the faxed written request of each Holder, within ten (10) days after mailing of such notice by the Company, the Company shall cause to be included in such registration statement under the Securities Act, all of the shares purchased by the Subscriber pursuant to this Offering that the Subscriber has requested be registered, (the "Piggyback Securities") to the extent that such inclusion does not violate the registration rights of any other security holder of the Company granted prior to the date hereof; provided, however, that nothing herein shall prevent the Company from withdrawing or abandoning such registration statement prior to its effectiveness. In the case of a Piggyback Registration Statement pursuant to an underwritten public offering by the Company, if the managing underwriter determines that the inclusion of the Piggyback Securities in the related Piggyback Registration Statement of all proposed securities to be registered would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of Piggyback Securities to be registered and included in such Piggyback Registration Statement, to the extent any Piggyback Securities to be registered may be included in such Piggyback Registration Statement, shall be allocated among all subscribers to this Offering who had requested piggyback registration pursuant to the terms of the Offering and their respective subscription agreements. If required by the managing underwriter of such an underwritten public offering, the Subscriber shall enter into an agreement limiting the number of Piggyback Securities to be registered and included in such Piggyback Registration Statement and the terms, if any, regarding the future sale of Piggyback Securities to be registered.

4.	REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

The Subscriber, represents and warrants to the Company as follows, and acknowledges that the Company is relying upon such covenants, representations and warranties in connection with the sale of the Units to such Subscriber:

4.1          The Subscriber is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Units. The Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Units.

4.2          The Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Units, including a copy of the Company's Private Placement Memorandum dated November 6, 2003. The Subscriber has had full opportunity to review the Company's filings with the SEC pursuant to the Securities Exchange Act of 1934, including the Company's annual reports on Form 10-KSB and quarterly reports on Form 10-QSB, and additional information regarding the business and financial condition of the Company. The Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Units. The Subscriber further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering and the business, properties, prospects and financial condition of the Company. The Subscriber has had full opportunity to discuss this information with the Subscriber's legal and financial advisers prior to execution of this Agreement.

4.3.          The Subscriber acknowledges that the offering of the Units by the Company has not been reviewed by the SEC and that the Units are being issued by the Company pursuant to an exemption from registration under the Securities Act.

4.4          The Subscribers understands that the Units it is purchasing are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Subscriber represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.5          The Units will be acquired by the Subscriber for investment for the Subscriber's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same. The Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Units.

4.6          An investment in the Company is highly speculative and only Subscribers who can afford the loss of their entire investment should consider investing in the Company and the Units. The Subscriber is financially able to bear the economic risks of an investment in the Company.

4.7          The Subscriber recognizes that the purchase of the Units involves a high degree of risk in that the Company is in the early stages of development of its business and may require substantial funds in addition to the proceeds of this private placement.

4.8          The Subscriber is not aware of any advertisement of the Units.

4.9          This Agreement has been duly authorized, validly executed and delivered by the Subscriber.

4.10        The Subscriber has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including (i) the legal requirements within his jurisdiction for the purchase of the Units; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; (iv) the income tax and other tax consequences, if any, that may be relevant to an investment in the Units; and (v) any restrictions on transfer applicable to any disposition of the Units imposed by the jurisdiction in which the Subscriber is resident.

5.	BRITISH COLUMBIA MATTERS

5.1          The Subscriber represents and warrants to the Company that the Subscriber is an "Accredited Investor" as defined by Subsection 1.1 of Multilateral Instrument 45-103 adopted by the British Columbia Securities Commission and as outlined in Schedule A attached to this Subscription Agreement.

5.2          The Subscriber represents and warrants to the Company that the Subscriber is not a resident of British Columbia.

5.3          The Subscriber acknowledges that the Shares, the Warrants and the Warrant Shares may not be sold or otherwise disposed of for value in British Columbia, except pursuant to either a prospectus or statutory exemption available only in specific and limited circumstances.

6.	MISCELLANEOUS

6.1          Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its head office at 750 Terminal Avenue, Suite 208, Vancouver, BC V6A 2M5, Attention: Mr. Evan Baergen, President, and to the Subscriber at his/her address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.2          The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

6.3          This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia applicable to contracts made and to be performed therein. The parties hereby submit to personal jurisdiction in the Courts of the Province of British Columbia for the enforcement of this Agreement and waive any and all rights under the laws of any state to object to jurisdiction within the Province of British Columbia for the purposes of litigation to enforce this Agreement.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.

Number of Units Subscribed For:	182,000 Units

Signature of Subscriber:
Name of Subscriber:	Fiserv Securities Cust FBO William K. Walker SDIRA
Address of Subscriber:	20 Blue Water Circle
Holiday Island, AR 72631

ACCEPTED BY:

HOUSE OF BRUSSELS CHOCOLATES INC.

Signature of Authorized Signatory:	/s/ L. Evan Baergen

Name of Authorized Signatory:	L. Evan Baergen

Position of Authorized Signatory:	Director & President
Date of Acceptance:

SCHEDULE A
BRITISH COLUMBIA DEFINITION OF "ACCREDITED INVESTOR"

"Accredited Investor" means:

(a)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(c)	an association under the Cooperative Credit Associations Act (Canada) located in Canada;

(d)
a subsidiary of any person or company referred to in paragraphs (a) to (c), where the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(e)
a person or company registered under the securities legislation, or under the securities legislation of another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

(f)
an individual registered or formerly registered under the securities legislation, or under the securities legislation of another jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e);

(g)	the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;

(h)	a municipality, public board or commission in Canada;

(i)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(j)	a pension fund that is regulated by either the Office of the Superintendent of financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

(k)	a registered charity under the Income Tax Act (Canada);

(l)
an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds C$1,000,000;

(m)
an individual whose net income before taxes exceeded C$200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and the current year;

(n)
a corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least C$5,000,000 as shown on its most recently prepared financial statements;

(o)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;

(p)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under a prospectus for which the regulator has issued a receipt;

(q)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function; or

(r)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.